UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 4, 2012, MEMC Electronic Materials, Inc. (“MEMC” or the “Company”) and MEMC Electronic Materials SpA (“MEMC Italy”) entered into two settlement agreements (the “Settlement Agreements”) with Evonik Industries AG and Evonik Degussa SpA (collectively “Evonik”) to settle disputes arising from the early termination by MEMC of a trichlorosilane (TCS) and silicontetrachchloride (STC) supply agreement (the “On-Site Supply Agreement”) and a second TCS supply agreement (the “Off-Site Supply Agreement”).
MEMC terminated these long-term, take-or-pay supply agreements in December 2011 as a consequence of MEMC's restructuring initiative which involved the idling of the Company's Merano, Italy polysilicon production facility. The On-Site Supply Agreement provided for the sale by Evonik of TCS and STC to MEMC Italy for its use in the production of polysilicon at the Merano facility. The agreement also included a provision for the construction and operation of a chlorsilanes plant by Evonik located on MEMC's Merano site for the benefit of MEMC. In connection with the restructuring, MEMC recorded significant restructuring accruals in the 2011 fourth quarter based on management's best estimates of the ultimate outcome of this and other loss contingencies at that time. The Company expects to reverse a significant amount of the previously established reserve for this matter. The Company is still evaluating the amount and precise timing of the accounting consequences of the Settlement Agreements and the amount has not yet been finally determined. There can be no assurance that the final amount will be material or that it will all be realized in the third quarter of this year.
Pursuant to the On-Site Supply Agreement settlement, the Company and Evonik agreed the On-Site Supply Agreement would be terminated and the Company would purchase the chlorsilanes plant from Evonik. The settlement contemplates the payment by MEMC to Evonik of EUR 45,000,000 (the “On-Site Settlement Amount”), payable in four installments as follows: (i) EUR 10,000,000 due fifteen days after execution of the Settlement Agreements; (ii) EUR 15,000,000 due on December 15, 2012; (iii) EUR 10,000,000 due on February 15, 2013; and (iv) EUR 10,000,000 due on May 15, 2013.
Pursuant to the Off-Site Supply Agreement settlement, the Company and Evonik agreed that the Off-Site Supply Agreement would be terminated and the Company would pay Evonik EUR 25,000,000 (the “Off-Site Settlement Amount”), payable in a first installment of EUR 10,000,000 due on May 15, 2013 and a second installment of EUR 15,000,000 due on August 15, 2013.
The Settlement Agreements have been approved by the Board of Directors of the Company.

Item 8.01. Other Events.

On September 5, 2012, the Company issued a press release regarding the Evonik settlement, a copy of which is filed with this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits Item

99.1	Press release dated September 5, 2012 filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date:	September 5, 2012	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
99.1	Press release dated September 5, 2012 filed with this Report.